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                             DRUG EMPORIUM, INC.
                         COMPUTATION OF EARNINGS PER
                                    SHARE

                                - Exhibit 11 -

                                                           Three Months Ended             Six Months Ended
                                                        August 26,   August 27,        August 26,    August 27,
                                                          1995         1994              1995          1994
                                                        ----------   ----------        ----------    ---------
                                                                           (Unaudited)
                                                              (In thousands, except per share data)
Primary:
  Weighted average number of common shares
  outstanding   . . . . . . . . . . . . . . . .         13,183        13,169            13,181          13,162
  Net effect of dilutive stock options -- based
  on treasury stock method using estimated
  average market price  . . . . . . . . . . . .             (a)           (a)               (a)             (a)
                                                        ------        ------            ------          ------

  Weighted average common and common equivalent
  shares  . . . . . . . . . . . . . . . . . . .         13,183        13,169            13,181          13,162
                                                        ======        ======            ======          ======

  Net income    . . . . . . . . . . . . . . . .           $466          $228              $955            $497
                                                          ====          ====              ====            ====

  Net income per common and common equivalent
  share   . . . . . . . . . . . . . . . . . . .          $0.03         $0.02             $0.07           $0.04
                                                         =====         =====             =====           =====


Fully Diluted:
  Weighted average number of common shares
  outstanding   . . . . . . . . . . . . . . . .         13,183        13,169            13,181          13,162

  Net effect of dilutive stock options -- based
  on treasury stock method using closing market
  price   . . . . . . . . . . . . . . . . . . .             (a)           (a)               (a)             (a)
                                                        ------        ------            ------          ------

  Fully diluted shares  . . . . . . . . . . . .         13,183        13,169            13,181          13,162
                                                        ======        ======            ======          ======
  Net income    . . . . . . . . . . . . . . . .           $466          $228              $955            $497
                                                          ====          ====              ====            ====

  Net income per common share assuming full
  dilution  . . . . . . . . . . . . . . . . . .          $0.03         $0.02             $0.07           $0.04
                                                         =====         =====             =====           =====


(a) Excluded as amounts are antidilutive.





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